Press Release	Source: Summus, Inc.

Summus Announces 2004 Third Quarter and Nine-Months Results
Wednesday November 10, 11:21 am ET

Revenues Increase 351% Over Comparable Quarterly Period in 2003 As Consumer Demand for Summus Wireless Applications Continues to Grow

RALEIGH, N.C.--(BUSINESS WIRE)--Nov. 10, 2004-- Summus, Inc. (USA) (OTCBB: SUMU - News), a developer of applications and solutions that optimize the consumer wireless experience, today announced its financial results for the third quarter and the first nine-months of its fiscal year ended September 30, 2004.

Financial Highlights

Third Quarter and First Nine-Months of 2004

  Total revenues for the quarter ended September 30, 2004, increased by 351% to $1,500,698 over total revenues of $332,433 for the quarter ended September 30, 2003, and by 24% over total revenues of $1,208,880 for the quarter ended June 30, 2004.
  Total wireless application revenues for the first nine-months of 2004 increased by 286% to $3,448,658 from $893,857 in the comparable nine-month period of 2003.
  Total revenues for the first nine-months of 2004 increased by 206% to $3,497,547 from $1,142,058 in the comparable nine-month period of 2003.
  Gross margins were 51% in the 2004 third quarter, compared to 22% in the 2003 third quarter, and 50% in the first nine-months of 2004, compared to 39% during the first nine-months of 2003.
  The Company's net loss from operations for the 2004 third quarter narrowed to $331,605 from $1,418,656 for the 2003 third quarter.
  The Company has cash and receivables totaling approximately $1,509,000, plus access to $1,000,000 in escrowed cash. Based on its current plans, the Company believes it can finance operations until it is cash flow positive.

Operations Review

Gary E. Ban, Chief Executive Officer of Summus, stated: "We are pleased to see continued growth in our existing product base as we prepare the release of several major new product launches in the fourth quarter of 2004. Investors will note that these new mobile products will be based upon our growing relationships with some of the world's most visible and prominent brand names. These brands, coupled with our targeted marketing efforts, are core to our growth strategy. In addition, we are very pleased with the results of our marketing efforts, particularly our TV ad campaign around our new multiplayer game - Texas Hold'Em by Phil Hellmuth. As such, we will continue to control our own destiny through direct consumer marketing programs to fuel revenue growth.

"Revenue growth of 351% in the 2004 third quarter as compared to the 2003 third quarter was driven by:

  Mobile Personalization: Our Sports Illustrated Swimsuit wallpaper and screensaver product line, which has generated over 1.1 million downloaded photographic images since the product was launched in late March 2004, continues to show increasing strength in broad carrier distribution, as evidenced by its domestic and international availability on 16 global carriers. Given our success with this mobile application, along with the expanding carrier distribution and exclusive promotion of the content, we are looking forward to even greater revenue contributions as we prepare to launch an upgraded Swimsuit product portfolio in January 2005. In addition, we are building the distribution channel for our College and Greek Logo's application, which recently launched in September, and are readying for the launch of two more prominent content brands for distribution in the fourth quarter.
  Mobile Multiplayer Games: Our true multiplayer mobile phone game, Texas Hold'Em by Phil Hellmuth, has become the company's most successful game launch and one of our top revenue contributors. Our most recent October release of Version 2.0 of the game, with improved 3D graphics and several new user friendly features, coupled with our direct to the consumer TV marketing campaign, has helped continue to fuel our growth in the games business area. Since we launched Version 2.0 several weeks ago, we have experienced a 30% increase in new subscribers on top of our existing user base, and we believe that we will continue to see double digit growth in monthly subscribers for this game. Furthermore, our ever-expanding pipeline of new games utilizing our true multiplayer platform is continuing to grow, and we plan to debut additional games in the coming months. With a growing and dedicated user base, the $2.99 monthly subscription fee for Texas Hold'Em provides Summus a much higher margin on our recurring revenue stream from each monthly payment as compared to other Summus products.
  Mobile Imaging: We have been working diligently with Fujifilm over the last 9 months developing a wide range of new mobile imaging applications slated for carrier release in the fourth quarter of 2004. We expect that as the camera and the camera phone converge into a single device that we will become the de facto leader within this new mobile imaging ecosystem. Strategy Analytics reports that the messaging market will grow to $87 billion by 2009. Our belief in the rapid expansion of camera phone handsets over digital cameras, increased camera phone functionality to include optical zoom and flash, higher picture resolution, as well as multimedia messaging, sets the stage for success. Summus' innovation and strong partnership with Fujifilm provides a significant competitive advantage, and together, we will lead the wave of photo centric applications for next generation mobile imaging handsets.
  Mobile News and Information: To build upon the success of our existing news applications with Associated Press we will be launching a comprehensive branded application for the consumer and financial community in the fourth quarter of 2004 In addition, we are readying for launch in Q1-2005 a suite of MMS services to capitalize on the growth of MMS enabled phones.

Outlook

"Throughout the third quarter of 2004, the Company focused its development efforts on bringing to market several new branded mobile applications slated for carrier distribution in the fourth quarter of 2004. We have spent a significant portion of our time and effort to solidify our position in the photo messaging market. In addition, we have advanced our strategy by developing a consumer focused media strategy for key products. As we continue to grow, we remain highly focused on securing additional anchor brands in each of our four core business areas of photo, games, information and personalization while driving revenue through targeted marketing campaigns. All of this reinforces our expectations for substantial revenue growth throughout the remainder of 2004 and into 2005.

About Summus

Summus is a developer of solutions that optimize the consumer wireless experience. The Company partners with leading content brands to develop compelling wireless applications for the cell phone. Summus' highly successful applications are focused within the most popular growth areas of photo-messaging, games, entertainment and personalization. Summus currently offers 28 cell phone applications deployed through 22 wireless carriers in the U.S and abroad. Summus builds these applications with a low-stress navigation that is designed for a consistently superior user experience. For more information, see www.summus.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning Summus' business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results is included in Summus' annual report on Form 10-K for the year ended December 31, 2003, and in reports subsequently filed by Summus with the Securities and Exchange Commission("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Summus' web site at www.summus.com. Summus hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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Contact:

     Summus, Inc.
     Cindy Stranad, 919-810-7272
     cindy.stranad@summus.com